UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8 - A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Mpower Holding Corporation
                           --------------------------
             (Exact name of registrant as specified in its charter)



                       Delaware                                              52-2232143
                       --------                                              ----------
         (State of incorporation or organization)                (I.R.S. Employer Identification No.)



               175 Sully's Trail, Pittsford, NY                                 14534
               --------------------------------                                 -----
            (Address of principal executive offices)                          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class to be so registered            Name of exchange on which each class is to be registered
----------------------------------------------------------------------------------------------------------------------
          common stock, par value $.001 per share                      American Stock Exchange
============================================================

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to section 12(g) of the Act:  None.

Item 1.  Description of Registrant's Securities to be Registered

         The description of the common stock to be registered hereunder is set forth under the caption "Description of Capital Stock" in the registrant's prospectus, which forms a part of its Registration Statement filed on Form S-3/A (Registration No. 333-112457) dated May 4, 2004, which description is incorporated herein by reference. Such description is to be updated however, by the information filed by the Company under Item 5 of its Form 8-K filed on May 17, 2004, which states that the Company announced that its common stock has been approved for listing on the American Stock Exchange and will trade under the symbol "MPE" effective with the opening of the market May 20, 2004.

Item 2.  Exhibits.

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Holding Corporation filed with the Secretary of State of the State of Delaware on July 30, 2002.

3.2 Amended and Restated By-laws of Mpower Holding Corporation adopted on July 30, 2002.

3.3 Rights Agreement, dated as of July 10, 2003, between Mpower Holding Corporation and Continental Stock Transfer & Trust Company, as Rights Agent.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 19, 2004                   MPOWER HOLDING CORPORATION




                                        By:      /s/ Russell I. Zuckerman
                                               ---------------------------------
                                        Name:    Russell I. Zuckerman
                                        Title:   Senior Vice President, General
                                                 Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit No.       Description of Document

3.1 Second Amended and Restated Certificate of Incorporation of Mpower Holding Corporation filed with the Secretary of State of the State of Delaware on July 30, 2002 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.2 Amended and Restated By-laws of Mpower Holding Corporation adopted on July 30, 2002 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on July 30, 2002).

3.3 Rights Agreement between Mpower Holding Corporation and Continental Stock Transfer & Trust Company as Rights Agent (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Commission on July 16, 2003).